Exhibit 99.1

HSA Media Contact:                                        SoftNet Media Contact:
Katina Vlahadamis, Director of Media Relations                    Gloria Parrish
720 922 2823                                                        415-365-2514
kvlahadamis@hsacorp.net                                     gparrish@softnet.com
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HSA Investor Contact:                                  SoftNet Investor Contact:
Stephen Calk, VP of Investor Relations                              Cindy Wyrick
720 922 2820                                                        415-343-2325
scalk@hsacorp.net                                            cwyrick@softnet.com
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          High Speed Access Corp. and ISP Channel Agree to Transition
              Plan for ISP Channel Cable Affiliates and Subscribers

         Littleton, Colo. and San Francisco, Calif. (November 13, 2000) - High Speed Access Corp. (Nasdaq: HSAC) ("HSA") and ISP Channel, a subsidiary of SoftNet Systems, Inc. (Nasdaq: SOFN), today announced an agreement under which HSA has acquired certain rights from ISP Channel to negotiate with its cable affiliates for the transition of certain data subscriber services to HSA. Financial terms were not disclosed.

         "This agreement gives ISP Channel's cable affiliates the opportunity to continue offering uninterrupted broadband services to their customers," stated Dan O'Brien, HSA's president and CEO. "We are looking forward to establishing relationships with ISP Channel affiliates that choose to enter into our network services model agreement."

         "This is an important part of our efforts to restructure the ISP Channel," said Lawrence B. Brilliant, SoftNet's chairman and chief executive officer. "HSA is a leading provider of high-speed Internet access services across the country and we are confident that our cable affiliates and subscribers will be pleased with the excellent service that HSA will be able to provide."

         SoftNet  announced in October 2000 that it planned to  restructure  ISP
Channel to reduce costs and improve its revenues in order to concentrate its resources on Aerzone and Intellicom, SoftNet's broadband wireless and broadband satellite subsidiaries. At that time, SoftNet announced that it was limiting its financial commitment to ISP Channel to $30 million in total and planned investments to make ISP Channel cash neutral by the first quarter of calendar year 2001. ISP Channel currently serves more than 90 cable systems.

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About High Speed Access Corp.
         High Speed Access Corp. (Nasdaq: HSAC), a Wired World company(TM), is a leading provider of broadband Internet access and related communications services to residential customers and small and medium enterprises, or SMEs, nationwide primarily using cable modem technology. HSA's core service offering currently consists of cable modem Internet access, which HSA offers at several speeds and prices to residential end users through partnerships with cable multiple system operators. HSA is actively expanding its offering of services to include DSL services as well as expanded web site hosting and a range of other value-added and ongoing support services primarily for commercial customers. HSA also is conducting technical and customer trials for Internet Telephony service in collaboration with major telecommunication vendors.

About SoftNet Systems, Inc.
         SoftNet is a leading global broadband Internet services company. In addition to ISP Channel, SoftNet owns two operating subsidiaries.
         Aerzone operates wireless broadband local area networks and business centers in locations frequented by business professionals, such as major airports, convention centers and hotels. Aerzone is majority-owned by SoftNet Systems. Aerzone has long term agreements with United Airlines and Delta Air Lines, each of which earn equity in Aerzone through customer acquisition and service launches. Cisco and Nokia are Aerzone's preferred wireless technology vendors providing expertise and wireless technology to the venture.
         Intellicom combines Internet services with sophisticated two-way satellite technology to deliver a turnkey solution for ISPs, schools, corporations and businesses. Intellicom provides two-way satellite Internet access using a proprietary network optimizing technology. The company utilizes state-of-the-art wireless technologies, broadband delivery, data-push and satellite-based Internet access caching products to provide its customers with fast access to information and efficient utilization of existing network capacity. Intellicom operates more than 400 earth stations in the United States, Latin America and the Caribbean as well as a 24-hour-a-day, seven-day-a-week Network Operations Center, Internet Data Center and Customer Support Center.

         SoftNet's  headquarters are in San Francisco,  California.  For further
information   on   SoftNet   Systems,   Inc.   and   its   subsidiaries,   visit
www.softnet.com. or call 415/365-2500.

         This press release contains forward-looking statements concerning SoftNet Systems' anticipated future operating results, future revenues and earnings or adequacy of future cash flow. (These forward-looking statements include, but are not limited to, statements containing the words "expect," "believe," "will," "may," "should," "project," "estimate," and like expressions, and the negative thereof.) These statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements, including the risks attendant to a growing business in a new industry as well as those risks described in SoftNet Systems' Quarterly or Annual Report.


                  Cautionary  Note Regarding  Forward Looking  Statements  about
HSAC: This press release contains statements about future events and expectations that are "forward-looking statements." Any statement in this press release that is not a statement of historical fact is a forward-looking statement that involves known and unknown risks, uncertainties and other factors which may cause the company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specific factors that might cause such a difference include, but are not limited to: the possibility that the company may not complete its proposed financing with Vulcan or Charter; the company's unproven and evolving business model, which has recently undergone substantial changes; the company's history of losses and anticipation of future losses; the company's need for additional capital, which may not be available to fund its business plan; the potential fluctuations in the company's operating results; the company's competition; the company's potential inability to attract and retain end users; the company's potential inability to establish or maintain relationships with DSL wholesalers and cable operators, including Charter; rapid technological change and evolving industry standards in the markets for the company's services; and those risks and uncertainties discussed in filings made by the company with the Securities and Exchange Commission, including those risks and uncertainties contained under the heading "Risk Factors" in the Company's recent filings on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission.


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